UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

August 4, 2021

Date of report (date of earliest event reported)

RocketFuel Blockchain, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	Commission File No. 033-17773-NY	90-1188745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, CA 94105

(Address of Principal Executive Offices)

(424) 256-8560

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Modification of G Kapital Warrant

On April 26, 2021, RocketFuel Blockchain, Inc. (the “Company”, “we” or “us”) issued to G Kapital AsP (“G Kapital”) a warrant (the “Warrant”) to purchase 1,500,000 shares of our common stock at an exercise price of $1.50 per share. The Warrant expires on April 26, 2022. On August 6, 2021, pursuant to a letter agreement with G. Kapital (the “Letter Agreement”), we agreed to amend the terms of the Warrant to increase the number of shares purchasable to 2,250,000 and to reduce the exercise price to $1.00 per share. G Kapital also agreed to exercise the Warrant as amended with respect to at least 100,000 shares by August 20, 2021.

The description of the Warrant and the amendments thereto described above is not complete and is qualified in its entirety by the full text of the Warrant and the Letter Agreement amending the Warrant filed herewith as Exhibits 10.3 and 10.4, respectively, which are incorporated by reference in this Item 1.01.

Geneva Roth Convertible Note Transaction

On August 4, 2021, we entered into a Securities Purchase Agreement with Geneva Roth Remark Holdings, Inc., an accredited investor (“Geneva Roth”), pursuant to which the Company sold Geneva Roth a convertible promissory note in the principal amount of $130,000 (the “Note”). The Note accrues interest at a rate of 8% per annum and has a maturity date of August 4, 2022.

The Company has the right to prepay the Note at any time during the first 180 days the note is outstanding at the rate of (a) 110% of the unpaid principal amount of the Note plus interest, during the first 30 days the Note is outstanding, (b) 115% of the unpaid principal amount of the Note plus interest between days 31 and 60 after the issuance date of the Note, (c) 120% of the unpaid principal amount of the Note plus interest between days 61 and 150 after the issuance date of the Note, and (d) 125% of the unpaid principal amount of the Note plus interest between days 151 and 180 after the issuance date of the Note. The Note may not be prepaid after the 180th day following the issuance date.

Geneva Roth may in its option, at any time beginning 180 days after the date of the Note, convert the outstanding principal and interest on the Note into shares of our common stock at a conversion price per share equal to 65% of the lowest daily volume weighted average price (“VWAP”) of our common stock during the 10 trading days prior to the date of conversion. We agreed to reserve a number of shares of our common stock equal to 4.5 times the number of shares of common stock which may be issuable upon conversion of the Note at all times.

The Note provides for standard and customary events of default such as failing to timely make payments under the Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. The interest rate on the Note increases to 22% upon the occurrence of an event of default. The Note also contains customary positive and negative covenants. The Note includes penalties and damages payable to Geneva Roth in the event we do not comply with the terms of the Note, including in the event we do not issue shares of common stock to Geneva Roth upon conversion of the Note within the time periods set forth therein. Additionally, upon the occurrence of certain defaults, as described in the Note, we are required to pay Geneva Roth liquidated damages in addition to the amount owed under the Note (including in some cases up to 200% of the amount of the Note and in other cases the value of the shares which Geneva Roth could have been issued upon the full conversion of the Note after including default fees equal to 150% of the amount of the Note).

The Note includes a most favored nations provision which allows Geneva Roth the right to modify the Note to provide for any more favorable terms offered in any future financing transaction, subject to certain limited exceptions.

At no time may the Note be converted into shares of our common stock if such conversion would result in Geneva Roth and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

We hope to repay the Geneva Roth Note prior to any conversion. In the event that the Note is not repaid in cash in its entirety, Company shareholders may suffer significant dilution if, and to the extent that, the balance of the Note is converted into common stock.

The description of the Note and Securities Purchase Agreement above is not complete and is qualified in its entirety by the full text of the Note and Securities Purchase Agreement, filed herewith as Exhibits 10.2 and 10.1, respectively, which are incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Warrant is incorporated by reference in its entirety into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01, which disclosures are incorporated by reference in this Item 3.02 in their entirety, (a) on August 6, 2021 we agreed with G Kapital to modify the terms of the Warrant and (b) on August 4, 2021, we sold Geneva Roth the Note in the principal amount of $130,000. The Warrant as modified is exercisable into shares of our common stock at a price of $1.00 per share, as described in greater detail above. The Note is convertible into our common stock at a discount to the trading price of our common stock, as described in greater detail above.

We claim an exemption from registration for the issuance of the Warrant, the Note and the shares of our common stock issuable upon exercise or conversion thereof pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D thereunder, since the foregoing issuances did not involve a public offering, the recipients were (i) “accredited investors”; and/or (ii) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, and the recipients represented that they acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

10.1	Securities Purchase Agreement between Geneva Roth Remark Holdings, Inc. and RocketFuel Blockchain, Inc., dated August 4, 2021
10.2	$130,000 Convertible Promissory Note between Geneva Roth Remark Holdings, Inc. and RocketFuel Blockchain, Inc., dated August 4, 2021
10.3	Warrant No. W-5, dated April 26, 2021, issued by the Company to G Kapital AsP
10.4	Letter Agreement between the Company and G Kapital AsP, dated August 6, 2021

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 10, 2021	RocketFuel Blockchain, Inc.

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer